Exhibit 99.1

      AMIS Holdings, Inc. Appoints William Starling to Board of Directors; Brings Extensive Medical Market Knowledge and Customer Relationships to Company

     POCATELLO, Idaho--(BUSINESS WIRE)--April 14, 2005--AMIS Holdings, Inc. (Nasdaq:AMIS), parent company of AMI Semiconductor, a designer and manufacturer of state-of-the-art integrated mixed-signal and structured digital products for the automotive, medical and industrial markets, today announced that William
(Bill) Starling has been appointed to its board of directors.
     Starling currently serves as CEO of Synecor, LLC, a company, focused on identifying and developing proprietary, transformational technologies with market potential in the life sciences field. He also serves on the board of visitors for the Kenan-Flagler Business School at the University of North Carolina at Chapel Hill, the Kenan-Flagler Center for Entrepreneurship's external advisory committee and the external advisory board at the Stanford Stroke Center at the Stanford University Medical Center.
     "Bill brings vast experience in the medical market and extensive customer relationships that will be invaluable to our company moving forward," said Chris King, president and CEO of AMI Semiconductor. "The appointment of Bill also falls in line with our reinforced commitment to the medical market. AMIS is focused on providing unmatched integrated mixed-signal and DSP design capabilities to address the demands of implantable solutions, as well as hearing aids and portable and imaging devices."
     Starling began his extensive career in the medical industry at American Edwards Laboratories (Edwards Life Sciences). He went on to become part of the founding management team and director of marketing for Advanced Cardiovascular Systems (Guidant), and was a co-founder, vice president and director of Ventritex, Inc. (St. Jude Medical). In 1992, Starling co-founded and served as president, CEO and chairman of the board and of Cardiac Pathways Corporation (Boston Scientific Corporation), and was responsible for raising significant capital from the early venture capital period through an initial public offering.
     "I have been very impressed by the flexibility of the technology AMIS offers, as well as the commitment of the engineering and management teams in making high quality semiconductor devices for the medial market," said Starling. "I look forward to working with AMIS and believe that I can offer the company valuable insight into a tough sector."
     Starling replaces David Rickey, former CEO and chairman of the board of Applied Micro Circuits Corp., who recently resigned his position on the AMIS board of directors.
     "We appreciate Dave's service to AMIS. His contributions were vital as we made the transition to a publicly-held company," said King.

     About AMI Semiconductor

     AMI Semiconductor (AMIS) is a leader in the design and manufacture of silicon solutions for the real world. As a widely recognized innovator in state-of-the-art integrated mixed-signal products, mixed-signal foundry services and structured digital products, AMIS is committed to providing customers with the optimal value, quickest time-to-market semiconductor solutions. Offering unparalleled manufacturing flexibility and dedication to customer service, AMI Semiconductor operates globally with headquarters in Pocatello, Idaho, European corporate offices in Oudenaarde, Belgium, and a network of sales and design centers located in the key markets of the United States, Europe and the Asia Pacific region.


     CONTACT: AMI Semiconductor
              AMIS U.S. Editorial Contacts
              Tamera Drake, 208-234-6890
              tamera_drake@amis.com
              or
              Shelton
              Helen Garrett/Jason Caldwell, 972-239-5119 x201, x119 hgarrett@sheltongroup.com jcaldwell@sheltongroup.com or
              AMI Semiconductor
              Investor Relations Contact
              Stephen Blake, 208-234-6077
              Stephen_blake@amis.com
              or
              Pinnacle Marketing
              AMIS European Editorial Contact
              Simon Flatt, +44.20.8869.9229
              simon@pinnacle-marketing.com